Exhibit 24.1

Power of Attorney

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of NexPoint Residential Trust, Inc., a Maryland corporation (the “Registrant”), does hereby constitute and appoint James Dondero, Brian Mitts and Thomas Surgent, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) a Registration Statement on Form S-3 (the “Form S-3 Registration Statement”), (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-3 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-3 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, advisable or appropriate to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute. This Power of Attorney may be executed in multiple counterparts, each of which will be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this 13th day of March, 2017.

Signature	Title

/s/ James Dondero James Dondero	Chairman of the Board of Directors and President

/s/ Brian Mitts Brian Mitts	Director, Chief Financial Officer, Executive VP – Finance and Treasurer

/s/ Ed Constantino Ed Constantino	Director

/s/ Scott Kavanaugh Scott Kavanaugh	Director

/s/ Arthur Laffer Arthur Laffer	Director